EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Jeff Young		Noelle Faris
Media Relations		Investor Relations
Akamai Technologies	--or--	Akamai Technologies
617-444-3913		617-444-4676
jyoung@akamai.com		nfaris@akamai.com

AKAMAI REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

•	Revenue grew to $187.0 million, up 34 percent year-over-year

•	GAAP net income was $36.9 million, or $0.20 per diluted share, up 92 percent year-over-year

•	Normalized net income* was $75.6 million, or $0.41 per diluted share, up 49 percent year-over-year

CAMBRIDGE, Mass. – April 30, 2008 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering rich media, dynamic transactions and enterprise applications online, today reported financial results for the first quarter ended March 31, 2008. Revenue for the first quarter 2008 was $187.0 million, a 34 percent increase over first quarter 2007 revenue of $139.3 million, and a two percent increase over fourth quarter 2007 revenue of $183.2 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2008 was $36.9 million, or $0.20 per diluted share.

The Company generated normalized net income* of $75.6 million, or $0.41 per normalized diluted share*, in the first quarter of 2008, a 49 percent improvement over 2007 first quarter normalized earnings of $50.7 million, or $0.28 per diluted share, which was roughly consistent with the fourth quarter 2007 normalized net income of $75.9 million, or $0.41 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“Building on the robust growth we experienced in 2007, these first quarter results demonstrated momentum across our business,” said Paul Sagan, president and CEO of Akamai. “Our performance illustrates the value of having a broad portfolio of solutions and a diverse set of customers. We saw strong demand for our services as businesses continued to take advantage of the Internet to build global scale and reduce costs associated with infrastructure build out.”

Adjusted EBITDA* for the first quarter of 2008 was $87.2 million, a 48 percent increase over first quarter 2007 adjusted EBITDA of $58.8 million, and roughly consistent with $86.9 million in the fourth quarter 2007. Adjusted EBITDA margin* for the first quarter was 47 percent, a five point improvement over the first quarter of last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $88.0 million in the first quarter of 2008, up 66 percent over 2007 first quarter cash from operations of $52.9 million. At the end of the first quarter of 2008, the Company had approximately $687 million in cash, cash equivalents and marketable securities.

The Company had approximately 167.1 million shares of common stock outstanding as of March 31, 2008.

Customers

The number of customers under long-term services contracts at the end of the first quarter increased by 27 to a record 2,672, an 8 percent increase year-over-year.

Sales through resellers and sales outside the United States accounted for 16 percent and 25 percent, respectively, of revenue for the first quarter 2008.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-314-9013 (or 1-617-213-8053 for international calls) and using passcode No. 21274426. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 56793805.

The Akamai Difference

Akamai® provides market-leading managed services for powering rich media, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai’s services have been adopted by the world’s most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. An S&P 500 and NASDAQ 100 company, Akamai has transformed the Internet into a more viable place to inform, entertain, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$208,495	$145,078
Marketable securities	113,260	400,580
Restricted marketable securities	511	511
Accounts receivable, net	122,708	118,944
Prepaid expenses and other current assets	29,953	29,929

Current assets	474,927	695,042
Marketable securities	361,726	84,237
Restricted marketable securities	3,102	3,102
Property and equipment, net	145,962	134,546
Goodwill and other intangible assets, net	445,555	449,137
Other assets	5,527	4,520
Deferred tax assets, net	262,378	285,463

Total assets	$1,699,177	$1,656,047

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$74,638	$74,773
Other current liabilities	15,128	13,602

Current liabilities	89,766	88,375
Other liabilities	11,937	9,265
Convertible notes	199,855	199,855

Total liabilities	301,558	297,495
Stockholders’ equity	1,397,619	1,358,552

Total liabilities and stockholders’ equity	$1,699,177	$1,656,047

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Revenues	$187,019	$183,238	$139,274

Costs and operating expenses:
Cost of revenues * †	51,575	49,394	34,480
Research and development *	9,304	10,466	10,604
Sales and marketing *	35,944	36,397	36,749
General and administrative * †	33,266	33,100	27,478
Amortization of other intangible assets	3,590	2,835	2,812

Total costs and operating expenses	133,679	132,192	112,123

Operating income	53,340	51,046	27,151

Interest income, net	(7,331)	(6,841)	(4,732)
Loss on early extinguishment of debt	—	—	1
Gain on investments, net	(208)	(23)	—
Other (income) expense, net	(476)	(30)	204

Income before provision for income taxes	61,355	57,940	31,678
Provision for income taxes	24,444	22,062	12,499

Net income	$36,911	$35,878	$19,179

Net income per share:
Basic	$0.22	$0.22	$0.12
Diluted	$0.20	$0.20	$0.11
Shares used in per share calculations:
Basic	165,959	164,768	161,569
Diluted	185,744	185,294	183,157

*	Includes stock-related compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Supplemental financial data (in thousands):

Stock-related compensation:
Cost of revenues	$566	$867	$739
Research and development	2,448	3,643	3,976
Sales and marketing	4,949	6,144	6,827
General and administrative	3,288	4,954	5,288

Total stock-related compensation	$11,251	$15,608	$16,830

Depreciation and amortization:
Network-related depreciation	$15,399	$14,249	$10,178
Capitalized stock-related compensation amortization	861	703	188
Other depreciation and amortization	2,797	2,439	1,671
Amortization of other intangible assets	3,590	2,835	2,812

Total depreciation and amortization	$22,647	$20,226	$14,849

Capital expenditures:
Purchases of property and equipment	$21,911	$9,954	$27,542
Capitalized internal-use software	6,301	5,962	4,001
Capitalized stock-related compensation	1,671	1,991	1,384

Total capital expenditures	$29,883	$17,907	$32,927

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$53,586	$67,572	$45,577

End of period statistics:
Number of customers under recurring contract	2,672	2,645	2,481
Number of employees	1,394	1,324	1,213
Number of deployed servers	34,551	30,293	25,093

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Cash flows from operating activities:
Net income	$36,911	$35,878	$19,179
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:

Depreciation and amortization of intangible assets and deferred financing costs	22,857	20,436	15,059
Stock-related compensation	11,251	15,608	16,830
Utilization of tax NOLs/credits and provision for deferred tax assets, net	23,217	23,594	11,701
Excess tax benefits from stock-related compensation	(3,277)	(2,551)	(11,355)

(Gains) losses on investments and disposal of property and equipment, net	(271)	(13)	26
Provision for doubtful accounts	353	848	515
Non-cash portion of loss on early extinguishment of debt	—	—	1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,072)	(11,386)	659
Prepaid expenses and other current assets	(2,131)	(4,384)	(5,126)
Accounts payable, accrued expenses and other current liabilities	(928)	(8,837)	694
Accrued restructuring	(164)	(177)	(678)
Deferred revenue	2,522	1,324	4,117
Other noncurrent assets and liabilities	(259)	1,179	1,251

Net cash provided by operating activities	88,009	71,519	52,873

Cash flows from investing activities:
Cash of acquired business	—	—	5,435
Purchases of property and equipment and capitalization of internal-use software costs	(28,212)	(15,916)	(31,543)
Proceeds from sales and maturities of investments	154,466	166,353	51,669
Purchases of investments	(160,182)	(241,788)	(53,279)
Proceeds from sale of property and equipment	67	6	—

Net cash used in investing activities	(33,861)	(91,345)	(27,718)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	4,509	9,035	6,692
Excess tax benefits from stock-related compensation	3,277	2,551	11,355

Net cash provided by financing activities	7,786	11,586	18,047

Effects of exchange rate translation on cash and cash equivalents	1,483	514	448

Net increase (decrease) in cash and cash equivalents	63,417	(7,726)	43,650
Cash and cash equivalents, beginning of period	145,078	152,804	80,595

Cash and cash equivalents, end of period	$208,495	$145,078	$124,245

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, stock-related compensation expense, amortization of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as stock-related compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-related compensation. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated Statement of Cash Flows in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-related compensation expense, amortization of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Net income	$36,911	$35,878	$19,179
Amortization of other intangible assets	3,590	2,835	2,812
Stock-related compensation	11,251	15,608	16,830
Amortization of capitalized stock-related compensation	861	703	188
Gain on investments, net	(208)	(23)	—
Utilization of tax NOLs/credits	23,217	20,898	11,701
Loss on early extinguishment of debt	—	—	1

Total normalized net income:	75,622	75,899	50,711

Interest income, net	(7,331)	(6,841)	(4,732)
Provision for income taxes	1,227	1,164	798
Depreciation and amortization	18,196	16,688	11,849
Other (income) expense, net	(476)	(30)	204

Total Adjusted EBITDA:	$87,238	$86,880	$58,830

Normalized net income per share:
Basic	$0.46	$0.46	$0.31
Diluted	$0.41	$0.41	$0.28

Shares used in normalized per share calculations:
Basic	165,959	164,768	161,569
Diluted	186,826	186,674	185,179

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

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